UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2011

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 27, 2011, Red Robin Gourmet Burgers, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement dated as of August 11, 2010 and as amended on February 11, 2011 (collectively, the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.  As a result of the Amendment, the rights to purchase Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Rights”) expired on May 27, 2011 (the “Expiration Date”).  Effective as of the Expiration Date, there are no longer any Rights associated with the outstanding shares of the Company’s common stock and no person has any rights pursuant to the Rights Agreement.

The summary description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is incorporated herein by reference as Exhibit 4.1 to this Current Report on Form 8-K.

Item 3.03	Material Modification to Rights of Security Holders

As a result of the Amendment described in Item 1.01 above, the Company’s outstanding Rights expired at the close of business on May 27, 2011.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On May 31, 2011, following expiration of the Rights on May 27, 2011, as described in Item 3.03 above, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Delaware Secretary of State which eliminated all authorized shares of Series A Junior Participating Preferred Stock, and as a result, under the Delaware General Corporation Law, the Series A Junior Participating Preferred Stock shall no longer be an authorized series of the Company.  Prior to the expiration of the Rights Agreement, the Series A Junior Participating Preferred Stock would have been issuable, under certain circumstances, upon the exercise of the Rights.  The Certificate of Elimination is filed with this report as Exhibit 3.1 and is incorporated herein by reference.

The summary description of the Certificate of Elimination set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination which is incorporated herein by reference as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 26, 2011 in Greenwood Village, Colorado.  Of the 15,242,512 shares of common stock issued and outstanding as of the record date, 13,101,050 shares of common stock (approximately 86%) were present or represented by proxy at the Annual Meeting.  The Company’s stockholders elected all of the directors nominated by the Company’s Board of Directors, approved the proposed advisory note on the executive compensation program for the Company’s named executive officers, approved a one-year frequency for holding an advisory vote on executive compensation in the Company’s proxy materials, approved the Company’s Second Amended and Restated 2007 Performance Incentive Plan, approved a proposal to be included in the Company’s 2012 proxy statement to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to declassify the board of directors and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2011. The results of the voting on the matters submitted to the stockholders are as follows:

1. Election of Stephen E. Carley, Pattye L.Moore and Marcus L. Zanner, to serve on the Board of Directors of the Company until the 2014 annual meeting of stockholders and until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations or retirement:

Name	FOR	WITHHELD
Stephen E. Carley	10,290,657	72,996
Pattye L. Moore	10,863,979	28,517
Marcus L. Zanner	10,002,036	469,725

2. Approval of the proposed advisory vote on the executive compensation program for the Company’s named executive officers:

FOR	AGAINST	ABSTAIN
9,017,621	1,503,128	428,678

3. Approval of a one-year frequency for holding an advisory vote on executive compensation in the Company’s proxy materials:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
9,252,967	146,504	1,127,053	422,903

4. Approval of the Company’s Second Amended and Restated 2007 Performance Incentive Plan:

FOR	AGAINST	ABSTAIN
9,242,278	1,184,323	522,826

5. Approval of inclusion of a proposal in the Company’s 2012 proxy statement to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to declassify the Company’s board of directors:

FOR	AGAINST	ABSTAIN
9,023,360	57,281	831,948

6. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2011:

FOR	WITHHELD	ABSTAIN
12,930,504	156,278	14,268

Item 9.01               Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of Red Robin Gourmet Burgers, Inc. dated May 27, 2011.

4.1	Amendment No. 2 to Rights Agreement, dated as of May 27, 2011 between Red Robin Gourmet Burgers, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2011

RED ROBIN GOURMET BURGERS, INC.

	By:	/s/ Annita M. Menogan
Annita M. Menogan
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of Red Robin Gourmet Burgers, Inc.

4.1	Amendment No. 2 to Rights Agreement, dated as of May 27, 2011 between Red Robin Gourmet Burgers, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.